PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

March 23, 2016

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form 10 Amendment No 3 of our report dated March 1, 2016, relating to the December 31, 2015 financial statements of ZEC, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/PLS CPA

____________________________

     PLS CPA, A Professional Corp.

     San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board

 _________________________________________________________________________________________________________________

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

March 23, 2016

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form 10 Amendment No 3 of our report dated December 10, 2015, relating to the December 31, 2014 financial statements of ZEC, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/PLS CPA

____________________________

     PLS CPA, A Professional Corp.

     San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board